EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS
AND PROVIDES COVID-19 PANDEMIC UPDATES
Conference call on Thursday, April 30, 2020, at 8:00 a.m. Central Time.
HOUSTON, Texas, April 29, 2020 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the first quarter of 2020 and provided updates related to the effect of the COVID-19 pandemic.
Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, had the following opening remarks:
"Currently, the impact of COVID-19 is having a devastating effect on our global health and economies. During this unprecedented time, we remain deeply committed to the health and well-being of our client families, employees, and communities. Through it all, our team of almost 25,000 associates are selflessly putting the needs of others before their own by serving client families during their greatest time of need. I want to thank our associates for rising to the occasion and stepping up to serve with creativity, compassion, and courage. Our associates are truly heroes."
FIRST QUARTER SUMMARY
Details of our first quarter 2020 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three Months Ended March 31,
	2020	2019
Revenue	$803.0	$798.2
Operating income	$151.8	$147.0
Net income attributable to common stockholders	$81.9	$79.3
Diluted earnings per share	$0.45	$0.43
Earnings excluding special items (1)	$78.5	$86.7
Diluted earnings per share excluding special items (1)	$0.43	$0.47
Diluted weighted average shares outstanding	183.6	185.3
Net cash provided by operating activities	$180.0	$184.9

(1)
Earnings excluding special items and diluted earnings per share excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share". A reconciliation from net income attributable to common stockholders and diluted earnings per share in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings in the “Non-GAAP Financial Measures” in the Appendix at the end of this press release

•
Diluted earnings per share were $0.45 in the first quarter of 2020 compared to $0.43 in the first quarter of 2019. The current period was impacted by a $4.5 million pre-tax gain on divestitures and the prior year quarter was impacted by a pre-tax amount of $8.0 million in unusual legal expenses. Diluted earnings per share excluding special items was $0.43 in the first quarter of 2020 compared to $0.47 in the first quarter of 2019. The decline of $0.04, or 8.5%, is due to lower gross profit primarily related to less preneed cemetery property sales due to the effects of the COVID-19 pandemic, which was partially offset by reductions in corporate general and administrative expenses and lower interest expense.

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Net cash provided by operating activities declined $4.9 million to $180.0 million in the first quarter of 2020 compared to $184.9 million in the first quarter of 2019. Strong atneed and preneed cash receipts along with a reduction in cash interest payments helped to offset lower cash earnings during the quarter.

Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, commented on the state of the Company:
"Given the unique circumstances that have been created by the COVID-19 pandemic, we believe it is critical to emphasize both the strength of our team as well as the sound financial position of our Company. Our immediate response to this crisis has been centered around the safety and security of our largest and most significant asset - our associates. We have provided an abundant amount of safety and protective equipment to our associates so that they may be able to safely serve our client families during their greatest time of need. Additionally, I am extremely proud that we came into this crisis in a very strong financial position. We have a strong balance sheet, tremendous liquidity, and a favorable debt maturity profile. This foundation will allow us to weather this storm. While we are currently navigating these turbulent waters, these two great assets - our people and our financial position - will allow us to eventually reach smoother waters and emerge as an even stronger company."

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COVID-19 PANDEMIC RESPONSE
Associates
Jay Waring, the Company's Chief Operating Officer, commented:
"During this time, our dedicated team of associates on the front lines are acting as first responders and providing essential services for the well-being of our client families and communities. They are providing care and support in a world of heightened anxiety, and I am grateful and humbled by their enormous courage and resolve. We will continue to take every measure possible to ensure their well-being so they may continue fulfilling their vital role in our communities. Our entire SCI family is rising to the occasion and working around the clock to lend a hand in heavily impacted areas, especially New York, New Jersey, Detroit, Seattle, New Orleans, and Quebec. We are proud of their dedication and resolve, and thank them for continuing to serve client families and communities with the utmost care and compassion."
Customers
The rigorous restrictions placed on gatherings and mandated by state, provincial, and local governments has posed a unique challenge for our funeral homes and cemeteries. In mid-March, we quickly developed a technology solution by leveraging Facebook Live, which allows extended family and friends to virtually participate in the ceremony alongside the immediate family. We now have over 1,000 locations offering this service and we have trained approximately 1,000 associates in less than a month. In addition, guests are given the opportunity to leave condolences on balloons that are tied to chapel chairs so families can feel connected to those unable to attend in person and carefully designed outdoor venues are also allowing guests to be present, yet remain at a safe distance. Also, several locations now offer customers the ability to broadcast cemetery services through radio transmitters. As we have continued to ramp up and train more locations on streaming services through Dignity Memorial® Facebook pages, we are beginning to see an increase in the number of families choosing this option resulting in tens of thousands of views. Atneed funeral directors are also using virtual meeting platforms to discuss and plan service details with client families. Although they may be unable to meet face-to-face, our funeral directors continue to listen, understand, suggest, and plan important details for honoring a loved one’s life.
Preneed Sales
Our preneed sales teams are beginning to overcome social distancing obstacles by further leveraging technology and arranging virtual sales presentations with customers who currently prefer to participate from their home. Our preneed sales teams are also utilizing various other tools and techniques such as virtual on-demand preneed sales seminars and setting up informational pop-up tents to discuss pre-planning from a safe distance. Once this crisis is over, we believe we can capitalize on many of the technological solutions that are helping us manage through these unprecedented times.
Outlook for the Remainder of 2020
Eric Tanzberger, the Company's Chief Financial Officer, commented further on the strength of the Company's financial position:
"I think it is important to reiterate that we are well-positioned financially to weather this storm. Our financial position is strong with very robust liquidity. We continue to expect a significant amount of positive operating cash flow during 2020. Additionally, we have no meaningful debt maturities until May 2024. Out of an abundance of caution, we have implemented appropriate financial measures, which should allow us to safe-guard the employment of our associates. In order to fund these employment safe-guards, we have deferred certain cash expenditures for corporate and field maintenance, cemetery development, and growth capital expenditures, and we believe we have the flexibility to adjust further. We are proud that we have had no lay-offs or mandatory furloughs so far as a result of this pandemic. Lastly, we have taken measures to reduce expenses in certain areas of our business and believe there is room for further reduction, if needed. Looking ahead we are confident in the strength of our liquidity and cash flow position that will allow us to return to growth quickly after this crisis passes."

Due to the uncertainty of current economic conditions, in early April, we withdrew our full year 2020 guidance. We will continue to closely assess this situation, and will provide further updates when the effects of the pandemic are more predictable. As we look forward in 2020, we anticipate the impact of COVID-19 pandemic on both our funeral and cemetery segments will result in a decline of our adjusted earnings per share, which we hope to minimize as we continue to be vigilant with our costs and expenses. We believe that adjusted operating cash flow will be less impacted than adjusted earnings per share as we expect to continue to collect cash from preneed installment sales, defer taxes as allowed by federal and state laws, and temporarily reduce expenses and capital expenditures.

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CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, April 30, 2020, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 2624254. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through May 7, 2020 and can be accessed at (877) 344-7529 (US), (412) 317-0088 (International), or (855)-669-9658 (Canada) with the passcode of 10141950. Additionally, a replay of the conference call will be available on our website for approximately one week.

ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At March 31, 2020, we owned and operated 1,475 funeral homes and 483 cemeteries (of which 296 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Director / Corporate Communications	(713) 525-3468

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•	Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.

•	We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

•	Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

•	Our credit agreements contain covenants that may prevent us from engaging in certain transactions.

•	If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.

•	Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.

•	The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.

•	Unfavorable results of litigation could have a material adverse impact on our financial statements.

•	Unfavorable publicity could affect our reputation and business.

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We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.

•
Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.

•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

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Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.

•	Our Canadian business exposes us to operational, economic, and currency risks.

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Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.

•	A failure of a key information technology system or process could disrupt and adversely affect our business.

•	Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

•	The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.

•	The funeral and cemetery industry is competitive.

•	If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.

•	If we are not able to respond effectively to changing consumer preferences, our market share, operating results, financial condition, or cash flow could decrease.

•	The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.

•	Our funeral and cemetery businesses are high fixed-cost businesses.

•	Regulation and compliance could have a material adverse impact on our financial results.

•	Cemetery burial practice claims could have a material adverse impact on our financial results.

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The COVID-19 pandemic has had an adverse effect on our business and results of operations and future public health threats could have additional material adverse consequences for our business and results of operations.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2019 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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APPENDIX: RESULTS FOR THE FIRST QUARTER OF 2020
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended March 31,
	2020	2019

Revenue	$802,965	$798,212
Cost of revenue	(623,921)	(606,378)
Gross profit	179,044	191,834
Corporate general and administrative expenses	(31,813)	(42,978)
Gains (losses) on divestitures and impairment charges, net	4,545	(1,878)
Operating income	151,776	146,978
Interest expense	(44,351)	(47,390)
Loss on early extinguishment of debt, net	(139)	—
Other (expense) income, net	(1,247)	720
Income before income taxes	106,039	100,308
Provision for income taxes	(24,038)	(21,095)
Net income	82,001	79,213
Net (income) loss attributable to noncontrolling interests	(60)	110
Net income attributable to common stockholders	$81,941	$79,323
Basic earnings per share:
Net income attributable to common stockholders	$0.45	$0.44
Basic weighted average number of shares	180,854	181,696
Diluted earnings per share:
Net income attributable to common stockholders	$0.45	$0.43
Diluted weighted average number of shares	183,585	185,317

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$176,261	$186,276
Receivables, net	75,064	81,671
Inventories	27,891	25,118
Other	80,252	80,488
Total current assets	359,468	373,553
Preneed receivables, net and trust investments	4,122,025	4,789,562
Cemetery property	1,879,960	1,873,602
Property and equipment, net	2,057,893	2,065,433
Goodwill	1,861,454	1,864,223
Deferred charges and other assets, net	1,016,806	1,029,908
Cemetery perpetual care trust investments	1,417,652	1,681,149
Total assets	$12,715,258	$13,677,430

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$474,994	$478,545
Current maturities of long-term debt	85,885	69,821
Income taxes payable	26,415	8,353
Total current liabilities	587,294	556,719
Long-term debt	3,535,754	3,513,530
Deferred revenue, net	1,478,520	1,467,103
Deferred tax liability	431,010	421,482
Other liabilities	350,614	378,074
Deferred receipts held in trust	3,165,686	3,839,376
Care trusts’ corpus	1,415,287	1,677,891
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 186,057,728 and 185,100,789 shares issued, respectively, and 179,241,180 and 181,184,963 shares outstanding, respectively	179,241	181,185
Capital in excess of par value	1,010,639	1,010,361
Retained earnings	562,549	601,903
Accumulated other comprehensive (deficit) income	(1,336)	29,864
Total common stockholders’ equity	1,751,093	1,823,313
Noncontrolling interests	—	(58)
Total equity	1,751,093	1,823,255
Total liabilities and equity	$12,715,258	$13,677,430

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Three Months Ended March 31,
	2020	2019

Cash flows from operating activities:
Net income	$82,001	$79,213
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt, net	139	—
Depreciation and amortization	37,912	37,126
Amortization of intangibles	5,257	7,066
Amortization of cemetery property	13,924	15,723
Amortization of loan costs	1,276	1,620
Provision for expected credit losses	3,197	1,917
Provision for deferred income taxes	4,233	2,492
(Gains) losses on divestitures and impairment charges, net	(4,545)	1,878
Share-based compensation	3,406	4,568
Change in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease (increase) in receivables	2,460	(8,716)
Decrease (increase) in other assets	10,549	(13,180)
(Decrease) increase in payables and other liabilities	(4,832)	29,545
Effect of preneed sales production and maturities:
Decrease in preneed receivables, net and trust investments	19,134	7,983
Increase in deferred revenue, net	12,908	30,392
Decrease in deferred receipts held in trust	(7,027)	(12,731)
Net cash provided by operating activities	179,992	184,896
Cash flows from investing activities:
Capital expenditures	(52,275)	(51,573)
Business acquisitions, net of cash acquired	(26,349)	(13,882)
Real estate acquisitions	(2,114)	(5,358)
Proceeds from divestitures and sales of property and equipment	11,324	7,764
Payments for Company-owned life insurance policies	(3,770)	(7,891)
Proceeds from Company-owned life insurance policies	3,519	—
Net cash used in investing activities	(69,665)	(70,940)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	75,000	15,000
Scheduled payments of debt	(8,222)	(8,535)
Early payments of debt	(25,792)	(135,000)
Principal payments on finance leases	(10,254)	(10,657)
Proceeds from exercise of stock options	15,126	15,962
Purchase of Company common stock	(123,102)	(14,542)
Payments of dividends	(34,414)	(32,820)
Bank overdrafts and other	1,575	7,906
Net cash used in financing activities	(110,083)	(162,686)
Effect of foreign currency	(8,249)	1,540
Net decrease in cash, cash equivalents, and restricted cash	(8,005)	(47,190)
Cash, cash equivalents, and restricted cash at beginning of period	242,620	207,584
Cash, cash equivalents, and restricted cash at end of period	$234,615	$160,394

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three Months Ended March 31,
	2020	2019
Consolidated funeral:
Atneed revenue	$264.8	$258.7
Matured preneed revenue	163.6	156.5
Core revenue	428.4	415.2
Non-funeral home revenue	14.5	13.0
Recognized preneed revenue	32.8	31.3
Other revenue	29.2	33.3
Total revenue	$504.9	$492.8

Gross profit	$103.6	$105.4
Gross profit percentage	20.5%	21.4%

Funeral services performed	86,490	83,771
Average revenue per service	$5,121	$5,112

(Dollars in millions)	Three Months Ended March 31,
	2020	2019
Consolidated cemetery:
Atneed property revenue	$24.8	$23.3
Atneed merchandise and service revenue	60.3	58.1
Total atneed revenue	85.1	81.4
Recognized preneed property revenue	116.1	128.6
Recognized preneed merchandise and service revenue	68.7	67.0
Total recognized preneed revenue	184.8	195.6
Core revenue	269.9	277.0
Other cemetery revenue	28.2	28.4
Total revenue	$298.1	$305.4

Gross profit	$75.5	$86.4
Gross profit percentage	25.3%	28.3%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended March 31, 2020 and 2019. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2019 and ending March 31, 2020.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended March 31,
	2020	2019	Var	%
Comparable revenue:
Atneed revenue (1)	$259.2	$256.7	$2.5	1.0%
Matured preneed revenue (2)	162.5	155.9	6.6	4.2%
Core revenue (3)	421.7	412.6	9.1	2.2%
Non-funeral home revenue (4)	14.4	13.0	1.4	10.8%
Recognized preneed revenue (5)	32.6	31.3	1.3	4.2%
Other revenue (6)	29.2	33.1	(3.9)	(11.8)%
Total comparable revenue	$497.9	$490.0	$7.9	1.6%

Comparable gross profit	$102.9	$105.8	$(2.9)	(2.7)%
Comparable gross profit percentage	20.7%	21.6%	(0.9)%

Comparable services performed:
Atneed	46,902	46,367	535	1.2%
Matured preneed	26,812	26,227	585	2.2%
Total core	73,714	72,594	1,120	1.5%
Non-funeral home	11,455	10,700	755	7.1%
Total comparable funeral services performed	85,169	83,294	1,875	2.3%
Core cremation rate	51.8%	50.7%	1.1%
Total comparable cremation rate	58.2%	56.9%	1.3%

Comparable sales average revenue per service:
Atneed	$5,526	$5,536	$(10)	(0.2)%
Matured preneed	6,061	5,944	117	2.0%
Total core	5,721	5,684	37	0.7%
Non-funeral home	1,257	1,215	42	3.5%
Total comparable average revenue per service	$5,120	$5,110	$10	0.2%

Comparable preneed sales production:
Total preneed sales	$213.2	$229.8	$(16.6)	(7.2)%
Core contracts sold	28,914	31,775	(2,861)	(9.0)%
Non-funeral home contracts sold	16,144	17,387	(1,243)	(7.1)%
Core average revenue per contract sold	$5,809	$5,779	$30	0.5%
Non-funeral home average revenue per contract sold	$2,804	$2,656	$148	5.6%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.

(2)
Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.

(4)	Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.

(5)	Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.

(6)
Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

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Total comparable funeral revenue increased by $7.9 million, or 1.6% in the first quarter of 2020 compared to the same period of 2019. This increase was primarily driven by higher core revenue of $9.1 million and higher recognized preneed revenue of $1.3 million partially offset by $3.9 million of lower other revenue.

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The $9.1 million, or 2.2%, increase in core revenue was primarily the result of a 1.5% increase in core funeral services performed and a 0.7% increase in core average revenue per service. Our organic sales average grew 1.0% but was somewhat offset by a 110 basis point increase in the core cremation rate.

•	Other revenue decreased $3.9 million, primarily due to lower general agency revenue as a result of a decrease in insurance-funded preneed sales production.

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Comparable funeral gross profit decreased $2.9 million to $102.9 million. The gross profit percentage decreased 90 basis points to 20.7%, primarily due to an increase in inflationary employee-related expenses and an increase in doubtful account reserves based on current and projected economic conditions.

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Comparable preneed funeral sales production decreased $16.6 million, or 7.2%, in the first quarter of 2020 compared to 2019. We experienced an 8.5% decrease in our core funeral locations and 2.0% decrease in preneed production through our non-funeral home channel. While trends were strong for most of the quarter, we experienced a severe decline in the last three weeks of March, primarily due to the social distancing effects of the pandemic.

Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended March 31, 2020 and 2019. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2019 and ending March 31, 2020.

(Dollars in millions)	Three Months Ended March 31,
	2020	2019	Var	%
Comparable revenue:
Atneed property revenue	$24.8	$23.3	$1.5	6.4%
Atneed merchandise and service revenue	60.3	57.9	2.4	4.1%
Total atneed revenue (1)	85.1	81.2	3.9	4.8%
Recognized preneed property revenue	115.7	128.6	(12.9)	(10.0)%
Recognized preneed merchandise and service revenue	68.6	66.8	1.8	2.7%
Total recognized preneed revenue (2)	184.3	195.4	(11.1)	(5.7)%
Core revenue (3)	269.4	276.6	(7.2)	(2.6)%
Other revenue (4)	28.2	28.3	(0.1)	(0.4)%
Total comparable revenue	$297.6	$304.9	$(7.3)	(2.4)%

Comparable gross profit	$75.3	$86.4	$(11.1)	(12.8)%
Comparable gross profit percentage	25.3%	28.3%	(3.0)%

Comparable preneed and atneed sales production:
Property	$144.7	$158.0	$(13.3)	(8.4)%
Merchandise and services	135.1	141.9	(6.8)	(4.8)%
Discounts and other	(1.5)	(1.6)	0.1	6.3%
Preneed and atneed sales production	$278.3	$298.3	$(20.0)	(6.7)%

Recognition rate (5)	96.8%	92.7%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.

(2)
Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.

(4)	Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

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Comparable cemetery revenue decreased $7.3 million, or 2.4%, in the first quarter of 2020 compared to the first quarter of 2019. The decrease was primarily led by a $12.9 million, or 10.0%, decrease in recognized preneed property revenue partially offset by $3.9 million, or 4.8%, increase in atneed revenue and a $1.8 million, or 2.7%, increase in recognized preneed merchandise and service revenue.

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Comparable preneed cemetery sales production declined $22.8 million, or 10.5%. Preneed property production experienced a 15.8% decrease in large sales activity and a 9.6% decrease for non-large sales production. We experienced strong growth in sales production until the last three weeks of the quarter when we were negatively impacted by the pandemic.

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Comparable cemetery gross profit decreased $11.1 million to $75.3 million and the gross profit percentage decreased 300 basis points to 25.3%. The decrease resulted from cemetery revenue decreases described above coupled with an increase in inflationary employee-related expenses, increased maintenance expenses, and an increase in doubtful account reserves based on current and projected economic conditions.

Cash Flow and Capital Spending

(Dollars in millions)	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$180.0	$184.9
Cash taxes included in net cash provided by operating activities	$1.6	$1.8
Net cash provided by operating activities declined $4.9 million to $180.0 million in the first quarter of 2020 compared to $184.9 million in the first quarter of 2019. A $14.8 million reduction in cash interest payments along with a $6.8 million growth in atneed and preneed cash receipts was substantially offset by a $12.8 million decline in gross profit and increases in incentive compensation and other payments.
A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three Months Ended March 31,
	2020	2019
Capital improvements at existing operating locations	$20.3	$25.9
Development of cemetery property	24.1	18.7
Capital improvements at existing operating locations and cemetery development expenditures	44.4	44.6
Growth capital expenditures/construction of new funeral service locations	7.9	7.0
Total capital expenditures	$52.3	$51.6
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns for the period ended March 31, 2020 is set forth below:

Three Months
Preneed funeral	(16.5)%
Preneed cemetery	(17.2)%
Cemetery perpetual care	(13.9)%
Combined trust funds	(15.9)%

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Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three Months Ended March 31,
	2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$81.9	$0.45	$79.3	$0.43
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(4.5)	(0.03)	1.9	—
Loss on early extinguishment of debt, net	0.1	—	—	—
Legal matters	—	—	8.0	0.05
Tax reconciling items:
Tax effect from special items	1.2	0.01	(2.5)	(0.01)
Change in uncertain tax reserves and other	(0.2)	—	—	—
Earnings excluding special items and diluted earnings per share excluding special items	$78.5	$0.43	$86.7	$0.47

Diluted weighted average shares outstanding		183.6		185.3

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